UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definition Agreement

ITEM 3.02 Unregistered Sales of Equity Securities

On November 1, 2006, Dreams, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with The Frost Group, LLC, a Florida limited liability company (“Frost”). Pursuant to the Agreement, the Company sold to Frost 30,769,231 shares of the Company’s common stock (the “Common Stock”). The purchase price for the Common Stock was $0.065 per share in cash for an aggregate price of $2,000,000. After closing, Frost will own approximately 14.7% of the Company’s outstanding Common Stock. Pursuant to the Agreement, the Company also agreed to appoint one designee of Frost to its board of directors, which has not been designated. The Agreement is attached as an exhibit to this filing and is incorporated by reference herein. The Common Stock issued in the transaction was not registered under the Securities Act of 1933 (the “Act”) and was issued pursuant to an exemption from registration under Section 4(2) of the Act.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Securities Purchase Agreement between Dreams, Inc. and The Frost Group, LLC dated November 1, 2006

99.1	Copy of press release of the Company dated November 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 1, 2006	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement between Dreams, Inc. and The Frost Group, LLC dated November 1, 2006

99.1	Copy of press release of the Company dated November 1, 2006